Exhibit 99.1

July 2015 A. CATHERINE NGO President & Chief Executive Officer LANCE A. MIZUMOTO President & Chief Banking Officer DAVID S. MORIMOTO Executive Vice President, Chief Financial Officer & Treasurer

Forward-Looking Statements 1 This presentation may contain forward-looking statements concerning: projections of revenues, income/loss, earnings/loss per share, capital expenditures, dividends, capital structure, or other financial items, plans and objectives of management for future operations, future economic performance, or any of the assumptions underlying or relating to any of the foregoing. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes,” “plans,” “intends,” “expects,” “anticipates,” “forecasts,” “hopes,” “should,” “estimates”, “may”, “will”, “target” or words of similar meaning. While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect. Accordingly, actual results could materially differ from forward-looking statements for a variety of reasons, including, but not be limited to: an increase in inventory or adverse conditions in the Hawaii and California real estate markets and deterioration in the construction industry; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality, and further losses in our loan portfolio; the impact of local, national, and international economies and events (including natural disasters such as wildfires, tsunamis, storms and earthquakes) on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in domestic economic conditions, including any further destabilization in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, changes in capital standards, other regulatory reform, including but not limited to regulations promulgated by the Consumer Financial Protection Bureau, government-sponsored enterprise reform, and any related rules and regulations on our business operations and competitiveness; the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; ability to successfully implement our initiatives to lower our efficiency ratio; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, securities market and monetary fluctuations; negative trends in our market capitalization and adverse changes in the price of the Company’s common shares; political instability; acts of war or terrorism; changes in consumer spending, borrowings and savings habits; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; technological changes; changes in the competitive environment among financial holding companies and other financial service providers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; our ability to attract and retain skilled employees; changes in our organization (including our management succession), compensation and benefit plans; and our success at managing the risks involved in the foregoing items. For further information on factors that could cause actual results to materially differ from forward-looking statements, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K for the fiscal year ended December 31, 2014, and, in particular, the discussion of “Risk Factors” set forth therein. The Company does not update any of its forward-looking statements except as required by law.

Recent Executive Appointments 2 Internal leadership succession ensures a smooth transition and consistency of strategy, core values and culture Previous Position Position Effective 7/1/2015 John C. Dean Chairman & Chief Executive Officer Executive Chairman of the Board A. Catherine Ngo President & Chief Operating Officer President & Chief Executive Officer Board Director Lance A. Mizumoto President & Chief Banking Officer President & Chief Banking Officer Board Director David S. Morimoto SVP & Treasurer EVP, Chief Financial Officer & Treasurer Denis K. Isono EVP and Chief Financial Officer EVP, Corporate Services

Corporate Profile 3 Founded in 1954 by Japanese-American veterans of World War II Fourth largest financial institution in Hawaii 2011: $345 million recapitalization, including rights offering Profitable every quarter since recapitalization CPF stock price is up ~ 130% from recapitalization price 3Q2013-2Q2105: Repurchased $231 million of CPF common stock and paid aggregate cash dividends of $28 million Today: NYSE market capitalization of approximately $750 million Total assets of $5.0 billion Deposit market share of 11% Source: Market data as of July 17,2015.

Shareholder Value Drivers 4 Strong Hawaii Market Relationship Banking Growth Opportunities Asset Quality Improvements Technology & Efficiency Enhancements Capital Optimization

Population of 1.4 million (2014) Eight major islands – Oahu is home to 70% of the state’s total population Real GDP (2014) $72.0 billion, +2.1% from 2013. Preliminary estimates indicate a 2.5% increase in 2015 Unemployment rate (2014) 4.4% is 7th lowest in the nation, and projected to be 3.9% in 2015 Economy driven primarily by tourism, military & real estate construction industries 2014 a record year for tourism with 8.3 million visitor arrivals, $14.9 billion in visitor spending, and projected to increase 2.5% in 2015 Hawaii at a Glance 5 Source: US Census Bureau, Bureau of Economic Analysis , Bureau of Labor Statistics, Hawaii Tourism Authority and State of Hawaii Department of Business Economic Development & Tourism

Diversity of Tourism 6 Source: Hawaii Tourism Authority US West 39.9% US East 21.1% Japan 18.5% Canada 6.4% Australia 3.8% China 2.0% Korea 2.1% Other 6.2% Visitor Arrivals in 2014 by Air

7 Source: Department of Labor, Bureau of Labor Statistics. Note: Data is as May 2015. Consistently Lower Unemployment Rates 2014

8 Source: Honolulu Board of Realtors (May 2015), National Association of Realtors (March 2015, released quarterly). Strong Real Estate Market

Continued Growth and Development 9 Residential High-Rise Condominium Development in Honolulu Proposed master plan includes 22 new high-rise towers in Honolulu Seven developments with approximately 2,400 units have completed successful sales and begun construction or have recently completed construction Rail Construction $5.2 billion, 20-mile route First phase to open in 2018 and full route to be in operation by 2019 Modernization of Honolulu International Airport $750 million effort that began in 2013 and is expected to be completed by the end of 2017 Military Construction Hawaii was approved for more than $470 million in military construction spending and infrastructure investment for fiscal year 2015 as part of the National Defense Authorization Act International Market Place Redevelopment in Waikiki $350 million project that started in 2014 to develop 360,000 s.f. mall anchored by Saks Fifth Avenue store is targeted to open on August 25, 2016. Source: Honolulu Star Advertiser, Hawaii Community Development Authority, Honolulu Rail Transit, Hawaii Airports Modernization, Pacific Business News.

Hawaii Banking Market Note: Deposit data as of March 31, 2015. For consistency, total deposits at the regulated depository level. Source: SNL Financial 10 Total Deposits Market Rank Institution Type Ownership Branches (millions) Share 1 First Hawaiian Bank Bank Private - BNP 62 $15,175 38.1% 2 Bank of Hawaii Bank Public 73 13,032 32.8% 3 American Savings Bank Savings Bank Private - HEI 56 4,790 12.0% 4 Central Pacific Bank Bank Public 36 4,189 10.5% 5 Territorial Savings Bank Savings Bank Public 29 1,406 3.5% 6 Hawaii National Bank Bank Private 14 588 1.5% 7 Finance Factors Bank Private 13 388 1.0% 8 Pacific Rim Bank Bank Private 1 98 0.2% 9 Ohana Pacific Bank Bank Private 2 121 0.3% Market Total 286 $39,787

Kauai (2) Oahu (28) Maui (4) Hawaii (2) CPB Branch Positioning ($ millions) June 30, 2015 11 Total Assets $4,968 Total Loans $3,006 Total Deposits $4,182 Total Branches 36

Relationship Banking Growth Opportunities 12 Utilizing data warehouse and customer relationship management system to provide a single view of customer and increase cross sales and improve retention by anticipating their financial needs Leveraging existing joint ventures with local real estate companies/developers Identifying and focusing on select market niches Focusing on growing loans organically and ensuring that approximately 90% of the total loan portfolio reflects Hawaii-based relationships

Strong Loan Growth 13 Year over year growth of $212 million, or 7.58%. 3-Year CAGR of 12.68%.

Core Deposit Franchise 14 $4.2 Billion in Deposits as of 6/30/2015, with total core deposits at 81%

Total Deposit Cost Advantage 15 Note: National peer group is comprised of publicly traded U.S. banks with total assets between $3 and $5 billion. Source: SNL Financial

Significantly Reduced NPAs 16 0.65% of Total Assets

Strong Reserve Coverage 17 Note: National peer group is comprised of publicly traded U.S. banks with total assets between $3 and $5 billion. Source: SNL Financial

Technology & Efficiency Enhancements 18 2014/2015 Completed 2015/ 2016 Underway Outsourced the Core System – Established a data governance foundation and a more disciplined IT resource management model. Outsourced Items Processing – Under declining processing volumes, converted IP related fixed costs to variable costs. Automated the ALLL Process – Increased calculation accuracy and reduced user entry and review time. Implemented Predictive Analytics – Improved customer targeting and increased direct marketing response rates. Teller & Sales Branch Automation – Branch platform upgrade including integrated front to back office image based workflows. Customer Relationship Management System – Single view of customer relationship, history and individualized needs assessment. Enterprise Data Warehouse – Centralized, comprehensive store of all customer, product, channel, transaction, and organizational information to increase power and results of predictive analytics.

Targeting Improved Efficiency Ratio 19 Normalize balance sheet composition and net interest income over time Improve efficiencies by leveraging data warehouse and branch automation functionalities once deployed Enhance customer profitability analyses post-development of CRM and predictive analytics Optimize staffing and occupancy needs Q4 2015 Target Efficiency Ratio: Mid/High 60s 0% 50% 100% 150% 200% 2008 2009 2010 2011 2012 2013 2014 Q1 2015 Q2 2015

Capital Optimization 20 Reinstated quarterly cash dividend of $0.08 per share in 3Q2013; Increased cash dividend by 25% and 20% in 3Q2014 and 1Q2015, respectively Aggregate cash dividends of $28M paid since 3Q2013 Share repurchase activity to optimize the capital structure Repurchased $231 million of CPF common stock through 2Q2015 With the execution of the above dividend and share repurchase transactions, CPF has returned over $250 million of capital to shareholders; capital ratios remain strong as of 6/30/2015: Common Equity Tier 1 Capital: 11.91% Total Risk Based Capital: 15.73% Tier 1 Risk Based Capital: 14.47% Tier 1 Leverage Capital: 10.44%

Shareholder Value Drivers 21 Strong Hawaii Market Relationship Banking Growth Opportunities Asset Quality Improvements Technology & Efficiency Enhancements Capital Optimization

APPENDIX 22

Financial Highlights

($ in millions)			Year Ended December 31,				
	Q2 2015	Q1 2015	2014	2013	2012	2011	2010
Balance Sheet (period end data)							
Loans and leases	$3,006.1	$2,967.8	$2,932.2	$2,630.6	$2,203.9	$2,064.4	$2,169.4
Total assets	4,967.9	4,965.9	4,853.0	4,741.2	4,370.4	4,132.9	3,938.1
Total deposits	4,182.3	4,188.6	4,110.3	3,936.2	3,680.8	3,443.5	3,132.9
Total shareholders' equity	488.8	572.9	568.0	660.1	504.8	456.4	66.1
Income Statement							
Net interest income	$37.3	$36.2	$143.4	$133.1	$119.7	$117.8	$118.7
Provision (credit) for loan & lease losses	(7.3)	(2.7)	(6.4)	(11.3)	(18.9)	(40.7)	159.5
Other operating income	8.1	11.2	43.8	54.9	55.7	50.2	57.0
Goodwill impairment	0.0	0.0	0.0	0.0	0.0	0.0	102.7
Other operating expense (excl goodwill)	32.5	34.0	132.8	139.5	146.9	172.1	164.4
Income taxes (benefit)	7.9	5.7	20.3	(112.2)	0.0	0.0	0.0
Net income (loss)	12.3	10.4	40.5	172.1	47.4	36.6	(250.9)
Profitability							
Return (loss) on average assets	1.00%	0.85%	0.85%	3.73%	1.13%	0.90%	-5.74%
Return (loss) on avg shareholders' equity	9.93%	7.32%	6.80%	27.70%	9.81%	9.83%	-140.73%
Efficiency ratio	71.47%	71.73%	70.93%	74.20%	84.19%	102.36%	151.83%
Net interest margin	3.32%	3.28%	3.32%	3.19%	3.10%	3.09%	2.91%
Capital Adequacy (period end data)							
Tier 1 leverage capital ratio	10.44%	11.92%	12.03%	13.68%	14.30%	13.80%	4.40%
Total risk-based capital ratio	15.73%	17.61%	18.24%	21.57%	23.80%	24.20%	9.00%
Asset Quality							
Net loan charge-offs/avg loans	-0.38%	-0.02%	0.12%	0.05%	0.32%	1.42%	6.33%
Nonaccrual loans/total loans (period end)	0.89%	1.26%	1.33%	1.58%	3.60%	6.49%	11.31%

CENTRAL PACIFIC FINANCIAL CORP

23

Loan and Credit Composition 24 ($ in Millions) Balance % Balance % $ % Hawaii Portfolio Residential Mortgage $1,352 45% $1,227 44% $125 10% Commercial Mortgage 588 20% 569 20% 19 3% Commercial & Ind/Leasing 344 11% 272 10% 72 26% Construction 80 3% 96 3% -16 -17% Consumer & Other 255 8% 243 9% 12 5% Total Hawaii Portfolio $2,619 87% $2,407 86% $212 9% Mainland Portfolio Commercial Mortgage $107 4% $129 5% -$22 -17% Commercial & Industrial 158 5% 165 6% -7 -4% Construction 3 0% 4 0% -1 -25% Consumer 119 4% 89 3% 30 34% Total Mainland Portfolio $387 13% $387 14% $0 0% Total Loan Portfolio $3,006 100% $2,794 100% $212 8% 6/30/2015 6/30/2014 Change Added to PPT

Nonperforming Portfolio Marked to Market 25 [1] NPA includes nonaccrual loans, loans held for sale, and other real estate owned. [2] Net losses includes charge-offs, write-downs, losses on sale, and recoveries to date in respective loan buckets. Note: NPAs are evaluated for impairment on a quarterly basis under ASC 310-10-35 (FAS114). ($ in Millions) 6/30/15 NPA Balance [1] Net Losses to Date [2] Total UPB Current Reserves Balance Net of Reserves Effective Mark Hawaii Residential Mortgage $12.5 $1.9 $14.4 $0.0 $12.5 87% Commercial Mortgage 13.5 3.1 16.6 0.0 13.5 81% C&I/Leasing 3.1 1.6 4.7 0.0 3.1 66% Construction 3.0 3.7 6.7 0.0 3.0 45% Total Hawaii Portfolio $32.1 $10.3 $42.4 $0.0 $32.1 76% Mainland Commercial Mortgage 0.0 0.0 0.0 0.0 0.0 0% C&I/Leasing 0.0 0.0 0.0 0.0 0.0 0% Total Mainland Portfolio 0.0 0.0 0.0 0.0 0.0 0% Total Nonperforming Assets 32.1 10.3 42.4 0.0 32.1 76%

Net Interest Margin Relatively Stable in 2Q15 26 2Q 2015 NIM increased 4 bps vs. 1Q15 as result of: Primarily due to loan fees and prepayment penalties on early pay-offs Expect NIM to be in the 3.20 t0 3.30% range over the next couple of quarters Future improvements in the NIM will result from continuing to grow the loan portfolio and stabilizing the investment and loan yields

CPF Peer Comparison 27 [1] NPA includes nonaccrual loans, loans held for sale, and other real estate owned. Source: SNL Financial. National peer group is comprised of publicly traded U.S. banks with total assets between $3 and $5 billion. Financial data for CPF and National PG as of June 30, 2015 and March 31, 2015, respectively. Market data as of July 17, 2015. Central Pacific Financial Corp. National PG Median Total Assets ($mm) 4,968 4,106 TCE/TA (%) 10.04 10.05 Total RBC Ratio (%) 15.73 15.12 ROAA (%) 1.00 1.00 ROATCE (%) 10.1 10.7 Net Interest Margin (%) 3.32 3.55 Efficiency Ratio (%) 71.5 62.1 ALLL/Gross Loans (%) 2.23 1.19 NPAs¹/Total Assets (%) 0.65 1.16 NCOs/Avg. Loans (%) (0.38) 0.10 Price/Tang. Book Value (%) 156 160 2015 Est. EPS (x) 18.4 20.1 2016 Est. EPS (x) 16.6 16.5 Current Dividend Yield (%) 2.0 2.1 LTM Dividend Payout Ratio (%) 38.2 29.5 Market Value ($mm) 750 619 Capital Position LTM Profitability Asset Quality Valuation